UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2024

LL Flooring Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33767	27-1310817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4901 Bakers Mill Lane
Richmond, Virginia		23230
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 804 463-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LLFLQ	*

* On August 12, 2024, the New York Stock Exchange (“NYSE”) determined to commence proceedings to delist and immediately suspended the registrant’s Class A common stock, par value $0.001 per share, from trading on the NYSE. Thereafter, the Registrant’s shares were delisted from, and ceased to trade on, the NYSE and began trading on the over-the-counter market under the symbol “LLFLQ”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2024, Charles E. Tyson, the President and Chief Executive Officer of LL Flooring Holdings, Inc. (the “Company”) resigned as an officer and director of the Company. Mr. Tyson’s resignation was not a result of a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices or any other matter. Effective November 1, 2024 the Board of Directors (the “Board”) of the Company reduced the size of the Board from six directors to five directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LL FLOORING HOLDINGS, INC.

Date:	November 1, 2024	By:	/s/ Alice G. Givens
Alice G. Givens Chief Legal, Ethics and Compliance Officer and Corporate Secretary